UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2019

Jerrick Media Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2050 Center Avenue, Suite 640

Fort Lee, NJ 07024

(Address of principal executive offices)

(201) 258-3770

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Between February 21, 2019 and February 26, 2019, (the “Issuance Dates”) Jerrick Media Holdings, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with three individuals (the “Purchasers”), pursuant to which the Company sold Convertible Promissory Notes (the “Notes”) and warrants to purchase shares of common stock equal to 33% of the number of shares issuable pursuant to the purchase amount of the Notes (the “Warrants”) for an aggregate purchase price of $500,000 (the “Purchase Price”).  The total amount of the offering could be up to a potential amount of $2,500,000 (the “Private Placement”).  One or more additional closings may occur on or before May 2019 (“Final Closing”).

Convertible Note

The Company issued the Notes in the principal aggregate amount of $500,000. The Notes accrue interest at a rate of 10% per annum and the interest is payable in kind upon the twelve (12) month anniversary of the Notes. The Notes have maturity dates of February 21, 2020 and February 26, 2020, respectively (the “Maturity Dates”). The Notes are convertible any time after its issuance date. The Purchasers have the right to convert the Notes into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at the lesser of (i) a fixed conversion price equal to $0.25 per share or (ii) the price provided to investors in connection with the Qualified Offering (as defined in the Notes).

In the event that the Purchasers do not choose to convert the Notes into the Common Stock on or prior to the Maturity Dates, the principal and interest evidenced by the Note shall be mandatorily converted upon the earlier of (i) the listing of the Common Stock onto a national securities exchange, or (ii) upon a Qualified Offering.

Warrants

The Company issued warrants exercisable into a total of 660,000 shares of the Common Stock. The Warrants issued in this transaction are immediately exercisable at an exercise price of $0.30 per share, subject to applicable adjustments. The Warrants expire four (4) years from the original issue date.

The foregoing description of the terms of the Purchase Agreements, Notes and Warrants do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements forms of which are filed as exhibits 10.1, 4.1, and 10.2 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The issuance of the securities whose information is set forth in Item 1.01 and this Item 3.02 of this Current Report on Form 8-K were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. All of the securities were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(a)(2).

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1*	Form of Warrant
10.1*	Form of Securities Purchase Agreement
10.2*	Form of 10% Convertible Promissory Note

*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERRICK MEDIA HOLDINGS, INC.

Dated: February 26, 2019	By:	/s/ Jeremy Frommer
Jeremy Frommer Chief Executive Officer

2